DYNAMIC MATERIALS CORPORATION





                           ASSET PURCHASE AGREEMENT








                                   between

                        DYNAMIC MATERIALS CORPORATION

                                     and

                              AMK WELDING, INC.








                                    Dated

                               January 5, 1998


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                               TABLE OF CONTENTS
                                                                          PAGE

      1.    Transfer of Assets, Payment, and Related Matters.................1
                  1.1   Transfer of Assets...................................1
                  1.2   Retained Assets......................................2
                  1.3   No Assumption of Obligations and Liabilities.........2
                  1.4   Consideration........................................2
                  1.5   Allocation of Consideration..........................3
                  1.6   Taxes................................................3
                  1.7   Instruments of Conveyance, Transfer and Assumption...3
                  1.8   Further Assurances...................................3
      2.    Closing..........................................................4
      3.    Representations and Warranties by Seller.........................4
                  3.1   Organization and Standing............................4
                  3.2   Corporate Power Authorization........................4
                  3.3   No Breach, Etc.......................................4
                  3.4   Financial Statements.................................5
                  3.5   Title to Properties: Liens: Condition of Properties..5
                  3.6   Taxes................................................5
                  3.7   No Liabilities.......................................6
                  3.8   Litigation, Etc......................................6
                  3.9   Patents, Trade Names and Trademarks..................6
                  3.10  Compliance with Laws.................................7
                  3.11  Environmental Matters................................7
                  3.12  Governmental Permits.................................9
                  3.13  Disclosure of Material Information...................9
                  3.14  Insurance............................................9
                  3.15  Inventory...........................................10
                  3.16  Major Customers.....................................11
                  3.17  Existing Employment Contracts.......................11
                  3.18  Required Consents and Approvals.....................11
                  3.19  Absence of Certain Changes..........................11
                  3.20  Product Warranty and Product Liability..............12
                  3.21  Shareholder List....................................13
                  3.22  Assets Necessary to Business........................13
                  3.23  No Brokers or Finders...............................13
                  3.24  Contracts and Commitments...........................13
      4.    Representations and Warranties of Purchaser.....................15
                  4.1   Corporate Power; Authorization......................15
                  4.2   No Breach, Etc......................................15
      5.    Other Matters...................................................16
                  5.1   Covenant Not to Compete.............................16


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                  5.2   Use of Seller's Name................................16
                  5.3   Sales Tax Matters...................................16
                  5.4   Finders Fees; Payments..............................16
                  5.5   Consents............................................16
      6.    Indemnification.................................................16
                  6.1   Indemnification of Purchaser........................16
                  6.2   Indemnification Procedures..........................17
                  6.3   Nonexclusivity of Indemnification Remedies..........18
      7.    Survival of Representations and Warranties......................18
      8.    Conditions to Purchaser's Obligations at Closing................18
                  8.1   Representations and Warranties True; Compliance
                        with Agreement......................................18
                  8.2   Seller Board and Shareholder Approval...............18
                  8.3   Transfer of Title...................................19
                  8.4   Consents and Assignment of Leasehold Interests......19
                  8.5   Completion of Diligence.............................19
                  8.6   General Releases....................................19
                  8.7   Non-Competition Agreements..........................19
                  8.8   Consulting Agreements...............................19
                  8.9   No Material Adverse Change..........................19
                  8.10  Proprietary Information Agreements..................19
                  8.11  Financial Statements................................20
                  8.12  Legal Opinion.......................................20
      9.    Conditions to Seller's Obligations at Closing...................20
                  9.1   Representations and Warranties True.................20
                  9.2   Seller Board and Shareholder Approval...............20
                  9.3   Delivery of Consideration...........................20
      10.   Confidentiality Provisions......................................20
                  10.1  Obligation..........................................20
                  10.2  Exclusions..........................................20
                  10.3  Remedies............................................21
      11.   Entire Agreement and Amendments.................................21
      12.   Counterparts....................................................21
      13.   Successors and Assigns..........................................21
      14.   Applicable Law..................................................21
      15.   Closing Costs...................................................21
      16.   Equitable Relief................................................22
      17.   "Knowledge" Definition..........................................22
      18.   Further Assurances..............................................22
      19.   Notices.........................................................22
      20.   Severability and Waiver.........................................23
      21.   Public Announcements............................................23

                           ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT ("AGREEMENT") is entered into as of this 5th day of January, 1998 (the "EFFECTIVE DATE") between Dynamic Materials Corporation, a Delaware corporation ("PURCHASER"), having a principal place of business at 551 Aspen Ridge Drive, Lafayette, CO 80026, and AMK Welding, Inc., a Connecticut corporation, ("AMK"), Alva Rossi and Margaret Rossi (the "SHAREHOLDERS," together with AMK referred to herein as the "SELLER"), having a principal place of business at 283 Sullivan Avenue, South Windsor, CT 06074.


                                   RECITALS

     A. Seller owns a welding business located at 283 Sullivan Avenue, South Windsor, CT 06074 (the "BUSINESS"), and owns certain tangible and intangible assets related to such business.

     B. Seller desires to sell such business and assets and Purchaser desires to purchase such business and assets.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:


                                     TERMS

     1. TRANSFER OF ASSETS, PAYMENT, AND RELATED MATTERS.

          1.1 TRANSFER OF ASSETS. In consideration of the payment to AMK and the Shareholders by Purchaser pursuant to Section 1.4 below, and subject to the terms and conditions of this Agreement, AMK and the Shareholders hereby assign, convey, transfer and sell to Purchaser as of the closing provided for in Section 2 below (the "CLOSING"), all right, title and interest in and to all of the assets of Seller relating to the Business (other than the Retained Assets, as defined herein), including without limitation, those tangible, intangible and contract assets, rights and personal properties, all as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (collectively, the "ASSETS"). Without limiting the generality of the foregoing, Seller hereby assigns, conveys, transfers and sells to Purchaser as of the Closing all real property (including all rights appurtenant thereto and all buildings, structures, improvements and the like) possessed by Seller (the "REAL PROPERTY ASSETS," which are included in and a part of the Assets) in fee simple absolute evidenced by a general warranty deed satisfactory to Purchaser and as advised by Purchaser's title insurance carrier; provided, however, that AMK and the Shareholders shall, jointly and severally, indemnify and hold harmless Purchaser for any amounts associated with the correction, cure or release of any defect, encumbrance, lien, charge or the like of any nature whatsoever advised by such carrier.

          1.2 RETAINED ASSETS. Seller shall retain and the Assets shall not include the following (collectively, the "RETAINED ASSETS"):

          (a) AMK's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and shareholders, and such other records as have to do exclusively with AMK's organization or stock capitalization (provided, however, that Purchaser and its representatives shall have access to such documents at reasonable times and on reasonable notice for the purpose of inspecting and making copies of them);

          (b) any Materials of Environmental Concern (as defined in Section 3.11(b) hereof);

          (c) cash on hand;

          (d) Accounts Receivable;

          (e) Personal items as defined on Exhibit A-1;

          (f) the federal tax deposit in the amount of Nineteen Thousand and Sixty- Two Dollars ($19,062);

          (g) prepaid insurance on policies not assumed by Purchaser existing at the time of the Closing, if any; and

          (h) refunds on taxes paid by AMK or the Shareholders prior to the Closing, if any.

          1.3 NO ASSUMPTION OF OBLIGATIONS AND LIABILITIES. Purchaser shall not undertake, assume or agree to perform, pay or discharge and expressly disclaims any and all liabilities associated with the Retained Assets or any other liabilities, obligations or the like of or related to Seller. In addition, Seller shall remain fully responsible for all liabilities or obligations arising from activities conducted on and all conditions (including, without limitation, any environmental contamination) of the site where the Assets are located, and all adjacent sites, including those sites described in the Retained Assets, and for all activities conducted off the site which relate to the Assets or the operations in which the Assets were previously employed, to the extent such liabilities or obligations arise from activities or conditions occurring prior to the Closing. Seller's responsibility (as described in the preceding sentence) shall include, without limitation, the responsibility to perform any and all response activities required under any federal, state, or local law, regulation or requirement relating to any environmental condition or circumstance.


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


          1.4 CONSIDERATION. Subject to the terms and conditions of this Agreement, as consideration for the Assets transferred to Purchaser hereunder, Purchaser shall pay (1) to AMK the sum of Four Hundred Seventy-Five Thousand Dollars ($475,000) and (2) to the Shareholders the sum of Four Hundred Twenty-Five Thousand Dollard ($425,000) (collectively, the "PURCHASE PRICE"). The Purchase Price shall be paid by delivery of a certified or bank check or by wire transfer of immediately available funds.

          1.5 ALLOCATION OF CONSIDERATION. The allocation of consideration paid by Purchaser for the Assets shall be allocated as determined by Purchaser within sixty (60) days after Closing and approved by the Shareholders, which approval shall not be unreasonably withheld or delayed. Purchaser, AMK and the Shareholders hereby affirm that they shall each adhere to any such allocation for the purposes of all tax returns filed by them subsequent to such date, including the determination by AMK and the Shareholders of taxable gain or loss on the sale of the Assets and the determination by Purchaser of the tax basis of the Assets, for the purposes of all financial statements and in all other circumstances.

          1.6 TAXES. Purchaser shall pay all sales taxes arising out of the transfer of the Assets hereunder.

          1.7 INSTRUMENTS OF CONVEYANCE, TRANSFER AND ASSUMPTION. AMK and the Shareholders agree to deliver or cause to be delivered to Purchaser at the Closing full possession of all of the Assets together with (i) a bill of sale substantially in the form of EXHIBIT B hereto; (ii) such other instruments of conveyance and transfer as shall be effective to vest in Purchaser all right, title and interest and to the Assets free and clear of all liens, charges, easements, mortgages, pledges, claims and other encumbrances in favor of any third party; (iii) any and all tangible manifestations of the Assets including without limitation, all notes, records, files, prints, drawings, schematics diagrams, specifications and tangible items of any sort in AMK's and the Shareholders' possession or under AMK's and the Shareholders' control relating to the Assets, and including original trademarks and related registrations, copyrights and related registrations, and certificates of letters patent, and applications and disclosures therefor, if any. Such delivery shall include all present and predecessor versions and (iv) a general warranty deed.

          1.8 FURTHER ASSURANCES. AMK and the Shareholders shall use their best efforts to obtain all consents (including, without limiting the generality of the foregoing, consents or approvals of any government or governmental agency) necessary to the assignment and transfer to Purchaser to effect the sale, delivery, transfer and conveyance of the Assets contemplated by Section 1.1. From time to time after the Closing, at Purchaser's request and without further consideration, AMK and the Shareholders agree to execute and deliver such other instruments of conveyance and transfer and take such other action as Purchaser reasonably may require more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, any property to be sold, conveyed, transferred and delivered hereunder, and in the case of contracts and rights, if any, that have not at the Closing been transferred effectively due to the lack of the consent

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of third parties, endeavor to obtain such consents promptly, and if any such consents be unobtainable, to use its best efforts to provide Purchaser with the benefits thereof in some other manner acceptable to Purchaser.

     2. CLOSING. The closing of the transactions provided for in Section 1 above shall take place at the offices of Rogin, Nassau, Caplan, Lassman & Hirtle, LLC, CityPlace 1, 22nd Floor, 185 Asylum Street, Hartford, Connecticut 06103-3460, at 10:00 a.m. on January 5, 1998 (the "CLOSING DATE"), or such other place, time and date as the parties may agree.

     3. REPRESENTATIONS AND WARRANTIES BY SELLER. Except as otherwise set forth in the Disclosure Schedule in EXHIBIT C attached hereto and incorporated by reference (the "DISCLOSURE SCHEDULE"), AMK and the Shareholders each hereby, jointly and severally, represent and warrant to Purchaser as follows:

          3.1 ORGANIZATION AND STANDING. AMK is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. AMK has all requisite corporate power to own and operate its properties and assets, and to carry on its business as conducted and possesses all licenses, franchises, rights and privileges necessary for the conduct of its business. AMK is qualified to do business in all jurisdictions in which such qualification is required. AMK does not own any interest in any corporation, partnership or other entity.

          3.2 CORPORATE POWER AUTHORIZATION. Each of AMK and the Shareholders has all requisite power and authority to enter into this Agreement and the Exhibits attached hereto, to sell and transfer the Assets, and to carry out and perform all of their obligations under the terms of this Agreement and the Exhibits. All corporate action on the part of AMK and AMK's officers, directors, shareholders and other security holders that is necessary for the authorization, execution and delivery of this Agreement and the Exhibits by AMK and the Shareholders and for the performance of AMK's and the Shareholders' obligations hereunder and thereunder for the sale and transfer of the Assets has been taken. This Agreement and the Exhibits, when executed and delivered, shall constitute the legal and binding obligations of AMK and the Shareholders, enforceable against AMK and the Shareholders in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3 NO BREACH, ETC. The execution and delivery of this Agreement by AMK and the Shareholders and all documents to be executed by AMK or the Shareholders in connection with the transactions contemplated hereby do not, and the performance and consummation by AMK and the Shareholders of the transactions contemplated by this Agreement and the Exhibits will not, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of AMK's Articles of Incorporation or Bylaws or similar charter documents, each as amended, or any statute, rule, regulation, judicial or governmental decree, order or judgment, or any agreement, lease or other instrument, to which AMK or either of the Shareholders is a party or to which it or the Assets are subject.

          3.4 FINANCIAL STATEMENTS. AMK has previously delivered to Purchaser unaudited balance sheets, statements of operations, statements of shareholders' equity and statements of cash flows of Seller as of and for the years ended July 31, 1993, 1994, 1995, 1996 and 1997 (the "Year-End Financial Statements"). AMK has also delivered to Purchaser for the three (3) month period ended October 31, 1997 (the "Interim Financial Statements," together with the Year-End Financial Statements are referred to herein as the "Financial Statements"). The Financial Statements were compiled by Noreika, Rosenfeld & Hupp LLC, independent accountants for AMK, whose report with respect thereto has been delivered to Purchaser. To the best of Seller's knowledge, all of such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby and present fairly the financial condition of AMK at the dates of such statements and the results of its operations for the periods covered thereby.

          3.5 TITLE TO PROPERTIES: LIENS: CONDITION OF PROPERTIES.

          (a) AMK has good and marketable title to all of the Assets other than that part comprising the Real Property Assets. The Shareholders have good and marketable title to all of the Real Property Assets. No default by either AMK or the Shareholders exists under or with respect to any of such Assets and none of the Assets is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge.

          (b) All such buildings, machinery, and equipment have been well maintained and conform with all material applicable ordinances, regulations and zoning or other laws and do not encroach on the property of others.

          (c) As of the date of this Agreement there is, to AMK's and the Shareholders' knowledge no pending or threatened change in any such ordinance, regulation or zoning or other law, and there is to AMK's and the Shareholders' knowledge no pending or threatened condemnation of all such buildings, machinery or equipment.

          (d) From and after the Closing, the Assets shall include all rights, properties, interest in properties and assets necessary to permit Purchaser to conduct the Business.

          3.6 TAXES. With respect to the Business and the Assets, AMK and the Shareholders have accurately prepared and timely filed all income tax returns and other tax returns or other reports which are required to be filed, and have paid, or made provision for the payment of, all federal, state and local taxes, including, but not limited to, income and sales taxes, which have or may have become due pursuant to said returns or reports or pursuant to any assessment which has been received by it. Neither AMK nor any of the Shareholders is a party to any pending action or proceeding, nor, to the best knowledge of AMK or the Shareholders, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest, penalties, assessments or deficiencies, and no claim for assessment or collection of taxes, interest, penalties, assessments or deficiencies has been asserted against AMK or the Shareholders with respect to the Business or the Assets.

          3.7 NO LIABILITIES. As of the date of this Agreement, neither AMK nor the Shareholders have, or have had (i) any liabilities or obligations (absolute or contingent) of any nature, or (ii) any change in the nature of the business, results of operations, prospects, financial condition, method of accounting or accounting practice or manner of conducting the Business other than changes in the ordinary course of such business, none of which has had, or may reasonably be expected to have, a material adverse effect on the Assets or the Business, or the results of operations, prospects, financial condition or manner of operating the Assets or conducting the Business taken as a whole.

          3.8 LITIGATION, ETC. With respect to the Business and the Assets, no action, suit, proceeding or investigation of any nature, including any claims alleging infringement of the intellectual property rights of others, is pending or threatened against AMK or any of the Shareholders, nor, to the best knowledge of AMK or the Shareholders, is there any basis therefor. The foregoing includes, without limitation: any action, suit, proceeding or investigation, pending or threatened, which questions the validity of this Agreement or the Exhibits or the right of AMK and the Shareholders to enter into this Agreement or the Exhibits or to sell and transfer the Assets, or which might result, either individually or in the aggregate, in any material adverse change in the Assets, condition, affairs or prospects of the Business or of AMK or the Shareholders, financial or otherwise; any litigation pending or threatened which might affect the ability of Purchaser to operate the Business or to use the Assets; and any litigation pending or threatened against AMK or the Shareholders by reason of the past employment relationship of any employee, officer or consultant of AMK or the Shareholders, the activities of AMK or the Shareholders, or negotiations by AMK or the Shareholders with possible purchasers of. or investors in, AMK or the Real Property Assets, all with respect to the Business or the Assets. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against AMK or the Shareholders affecting the Business or the Assets. No action, suit, proceeding or investigation is pending or threatened by AMK or the Shareholders affecting the Business or the Assets.

          3.9 PATENTS, TRADE NAMES AND TRADEMARKS. All patents, patent applications, registered copyrights, trade names, registered trademarks and trademark applications which are owned by or licensed to AMK or the Shareholders and are associated with the Business or are included in the Assets are listed in
Section 3.9 of the Disclosure Schedule, which section indicates with respect to each the nature of AMK's or the Shareholders' interest therein and the expiration date thereof or the date on which AMK's or the Shareholders' interest therein terminates. All such patents, patent applications, registered trademarks and trademark applications have been duly registered in, filed in or issued by the United States Patent and Trademark Office, and all such registered copyrights have been duly registered in, filed in or issued by the United States Copyright Office, or, in each case, the corresponding offices of other countries identified on Section 3.9 of the Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country. Except as set forth in Section 3.9 of the Disclosure Schedule, use of said patents, patent applications, registered copyrights, other copyrights, trade names, registered trademarks, trademark applications and other trademark, and trade secrets (collectively, the "INTELLECTUAL PROPERTY") owned by AMK or the Shareholders, as applicable, does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by AMK or the Shareholders, as applicable, free and clear of any licenses, charges, attachments, liens, encumbrances or adverse claims. Except as set forth in Section 3.9 of the Disclosure Schedule, (a) no other person has an interest in or right or license to use, or the right to license others to use, any of the Intellectual Property owned or licensed by AMK or the Shareholders, as applicable, (b) there are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or threatened, which challenge AMK's or the Shareholders' rights in respect thereof, (c) none of the Intellectual Property is subject to any outstanding order, decree, judgment or stipulation, or, to the best knowledge of AMK or the Shareholders, is being infringed by others, (d) no claim has been made and no proceeding has been filed or is threatened to be filed charging AMK or the Shareholders with infringement of any adversely held patent, trade name, trademark or copyright, and (e) there does not exist (i) any unexpired patent with claims which are or would be infringed by products of AMK or the Shareholders or by apparatus, methods or designs employed by it or any of them in manufacturing such products or (ii) any patent or application therefor or invention which would materially adversely affect AMK's or the Shareholders' ability to manufacture, use or sell any such product, apparatus, method or design. There are no royalties, fees or other payments payable by AMK or the Shareholders to any person by reason of the ownership, use, license, sale or disposition of any instrument or agreement governing any of the Intellectual Property except as set forth in Section 3.9 of the Disclosure Schedule.

          3.10 COMPLIANCE WITH LAWS. Neither AMK nor the Shareholders are in violation of any laws and regulations which apply to the conduct of their business, including, without limitation, laws and regulations relating to employment, occupational safety and environmental matters relating to the Business or the Assets. Neither AMK nor the Shareholders have received notice of, and there has never been, any citation, fine or penalty imposed upon or asserted against AMK or the Shareholders under any federal, state or local law or regulation relating to employment, occupational safety, zoning or environmental matters relating to the Business or the Assets.

          3.11 ENVIRONMENTAL MATTERS.

          (a) Each of AMK and the Shareholders have materially complied with, and each is in material compliance with, all applicable Environmental Laws (as defined below). Each of AMK and the Shareholders possesses, and has provided to Purchaser true and accurate copies of, all permits, approvals, registrations, licenses or other authorizations required by any governmental authority pursuant to any Environmental Law applicable to the

     Business or the Assets, the absence of which would have a material adverse effect on the Business or the Assets. There is no pending or, to AMK's or the Shareholders' knowledge, threatened civil or criminal litigation, written notice of violation, formal administration proceeding, or investigation, inquiry or information request by any governmental authority, relating to any Environmental Law to which either AMK or any of the Shareholders is a party or is threatened to be made a party. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and solid contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and
     (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used herein, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

          (b) Except as set forth in Section 3.11 of the Disclosure Schedule there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility presently or formerly owned, operated or controlled by AMK or the Shareholders. With respect to any such releases of Materials of Environmental Concern, AMK and the Shareholders have given all required notices to government authorities, copies of which have been provided to Purchaser. Neither AMK nor any of the Shareholders is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those presently or formerly owned, operated or controlled by AMK or the Shareholders that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by AMK or the Shareholders. For purposes of this Agreement, "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under Federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

          (c) Set forth in Section 3.11(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits in the possession of AMK or the Shareholders with respect to the Operations of, or real property leased by AMK or the

      Shareholders (whether conducted by or on behalf of AMK or the Shareholders or a third party and whether done at the initiative of AMK or the Shareholders or directed by a governmental authority or other third party). Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to Purchaser.

          (d) Neither AMK nor any of the Shareholders is aware of any material environmental liability arising out of the utilization by AMK or the Shareholders of any solid and hazardous waste transporter or treatment, storage and disposal facility.

          3.12 GOVERNMENTAL PERMITS. AMK and the Shareholders own, hold or possess all federal, state or local governmental permits, certificates, licenses, franchises, privileges, immunities, approvals and other authorizations which are necessary to entitle them to own or lease, operate and use the Assets and to carry on and conduct the Business (herein collectively called "GOVERNMENTAL PERMITS"), except for such Governmental Permits that can now or hereafter be obtained without delay and at nominal cost and as to which the failure to so own, hold or possess would not have a material adverse effect on the Assets or the Business. In connection with the Assets and the Business, AMK and the Shareholders have fulfilled and performed their obligations under each of the Governmental Permits owned, held or possessed by them, and no event has occurred or exists which constitutes a breach or default under any such Governmental Permit or which permits, or after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit or which may adversely affect in any material respect the rights of either AMK or the Shareholders thereunder.

          3.13 DISCLOSURE OF MATERIAL INFORMATION. With respect to the Business and the Assets, neither this Agreement nor any Exhibit or Schedule hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. No representation or warranty by AMK or the Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of AMK or the Shareholders pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of AMK or the Shareholders shall be deemed representations and warranties by AMK and the Shareholders. There is no fact (other than factors affecting the Business' industry generally) known to AMK or the Shareholders which materially adversely affects or may in the future materially adversely affect the operations, properties or condition (financial or otherwise) of the Business or the Assets.

          3.14 INSURANCE. Set forth in Section 3.14 of the Disclosure Schedule is a complete and accurate list and summary description of all policies of fire, casualty, general liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of AMK or the Shareholders as relates to the Business or the Assets, true and correct copies of which have heretofore been delivered to Purchaser.
Section 3.14 of the Disclosure Schedule includes, without limitation the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims in excess of $50,000. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of AMK or the Shareholders as relates to the Business or the Assets, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Section 3.14 of the Disclosure Schedule indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75 % or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and neither AMK nor any of the Shareholders has knowledge of any act or omission of AMK or the Shareholders which could result in cancellation of any such policy prior to its scheduled expiration date (except any cancellations resulting from the consummation of the transactions contemplated by this Agreement). Neither AMK nor the Shareholders has been refused any insurance with respect to any aspect of the operations of the Business nor has their coverage been limited by any insurance carrier to which they have applied for insurance or with which they have carried insurance during the last three years. AMK and the Shareholders have duly and timely made all claims they have been entitled to make under each policy of insurance. Since AMK's inception, all products liability and general liability policies maintained by or for the benefit of AMK or the Shareholders have been "occurrence" policies and not "claims made" policies. There is no claim by AMK or the Shareholders pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither AMK nor any of the Shareholders has any knowledge of any basis for denial of any claim under any such policy. Neither AMK nor any of the Shareholders has received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by AMK and the Shareholders with all requirements of law and with the requirements of all contracts to which either AMK or the Shareholders is a party.

          3.15 INVENTORY. All inventories of raw materials, work-in-process and finished goods (including all such in transit) of AMK, together with related packaging materials (collectively the "INVENTORY"), reflected on AMK's October 31, 1997 balance sheet consist of a quality and quantity usable and saleable in the ordinary course of business. All Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in Section 3.15 of the Disclosure Schedule, all Inventory is located on premises owned or leased by AMK or the Shareholders as reflected in this Agreement. All work-in-process contained in Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of AMK with no recent history of credit problems with respect to AMK; neither AMK nor any such customer is in material breach of the terms of any obligation to the other. All work-in-process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and, to the best of AMK's and the Shareholders' knowledge, will require no rework with respect to work performed prior to Closing.

          3.16 MAJOR CUSTOMERS. Section 3.16 of the Disclosure Schedule contains a list of the five (5) largest customers of AMK for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither AMK nor any of the Shareholders has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed in Section 3.16 of the Disclosure Schedule will not continue to be customers of the Business of AMK after the Closing at substantially the same level of purchases as heretofore.

          3.17 EXISTING EMPLOYMENT CONTRACTS. Section 3.17 of the Disclosure Schedule contains a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements providing for employee remuneration or benefits to which AMK or the Shareholders is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither AMK nor the Shareholders nor any other party is in default under them. There have been no claims of defaults and, to the best of AMK's or the Shareholders' knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the best of AMK's or the Shareholders' knowledge, threatened labor dispute, strike, or work stoppage affecting AMK's or the Shareholders' Assets or the Business.

          3.18 REQUIRED CONSENTS AND APPROVALS. AMK and the Shareholders have the right, power, legal capacity, and authority to enter into, and perform its respective obligations under, this Agreement, and no approvals or consents of any persons are necessary in connection with it. The execution and delivery of this Agreement by AMK has been duly authorized by its board of directors and shareholders.

          3.19 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.19 of the Disclosure Schedule, since October 31, 1997 there has not been.

               (A) ADVERSE CHANGE. Any adverse change in the financial condition, assets, liabilities, business, prospects or operations of AMK or the Real Property Assets;

               (B) DAMAGE. Any loss, damage or destruction, whether covered by insurance or not affecting AMK's business or properties or the Real Property Assets;

               (C) INCREASE IN COMPENSATION. Any increase in the salaries, wages or other remuneration or compensation, or in any benefits payable or to become payable to any employee or agent of AMK or the Shareholders (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

               (D) LABOR DISPUTES. Any labor dispute or disturbance;

               (E) COMMITMENTS. Any commitment or transaction by AMK or the Shareholders (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

               (F) DIVIDENDS. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of AMK's capital stock; any redemption, purchase or other acquisition by AMK of any capital stock of AMK, or any security relating thereto; or any other payment to any shareholder of AMK as such shareholder;

               (G) DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of AMK or the Shareholders, except for the sale of inventory items in the ordinary course of business;

               (H) INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by AMK or the Shareholders;

               (I) LIENS. Any mortgage, pledge, lien or encumbrance made on any of the properties or assets of AMK or the Shareholders;

               (J) AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by AMK or the Shareholders of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

               (K) LOANS AND ADVANCES. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any officer, director or employee of Seller, or any shareholder or affiliate;

               (L) CREDIT. Any grant of credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended, or any other change of AMK's or the Shareholders' policies or practices with respect to the granting of credit; or

               (M) NO UNUSUAL EVENTS. Any other event or condition not in the ordinary course of business of AMK or the Shareholders.

          3.20 PRODUCT WARRANTY AND PRODUCT LIABILITY. Section 3.20 of the Disclosure Schedule contains a true, correct and complete copy of AMK's standard warranty or warranties for its services. There have been no variations from such warranties except as set forth in Section 3.20 of the Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to AMK's performance of services. Section 3.20 of the Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or which to AMK's knowledge are threatened, or which have been asserted or commenced against AMK or the Shareholders within the last five (5) years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in AMK's or the Shareholders' services which would adversely affect performance of AMK's services or create an unusual risk of injury to persons or property. AMK's or the Shareholders' services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow their performance.

          3.21 SHAREHOLDER LIST. Section 3.21 of the Disclosure Schedule sets forth a complete and exclusive list of the names of record of all the holders of equity securities of AMK issued and outstanding on the date hereof, together with the number of shares or other equity securities held by each such holder. Except as set forth in Section 3.21 of the Disclosure Schedule, each holder so listed that is an individual is a competent adult and is the record and the beneficial owner of all shares or other equity securities so listed in his or her name, with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares.

          3.22 ASSETS NECESSARY TO BUSINESS. Except as disclosed in Section 3.22 of the Disclosure Schedule, the Assets include all property and assets, tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit Purchaser to carry on, or currently use or hold for use in, the Business as presently conducted.

          3.23 NO BROKERS OR FINDERS. Except as disclosed in Section 3.23 of the Disclosure Schedule, neither AMK nor the Shareholders nor any of AMK's directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

          3.24 CONTRACTS AND COMMITMENTS.

               (A) REAL PROPERTY LEASES. Except as set forth in Section 3.24(a) of the Disclosure Schedule, neither AMK nor the Shareholders have any leases of real property.

               (B) PERSONAL PROPERTY LEASES. Except as set forth in Section 3.24(b) of the Disclosure Schedule, neither AMK nor the Shareholders have any leases of personal property.

               (C) PURCHASE COMMITMENTS. Neither AMK nor the Shareholders have any purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of three (3) months normal usage, or which are at an excessive price.

               (D) SALES COMMITMENTS. Except as set forth in Section 3.24(d) of the Disclosure Schedule, neither AMK nor the Shareholders have any sales contracts with or commitments to customers which aggregate in excess of $50,000 with respect to any one customer (or group of affiliated customers). Neither AMK nor the Shareholders have any sales contracts or commitments except those made in the ordinary course of business, at arm's length, and no such contract or commitment is for a sales price which would result in a loss (determined on a gross profit margin basis) to the AMK or the Shareholders.

               (E) CONTRACTS WITH AFFILIATES AND CERTAIN OTHERS. Except as disclosed in Section 3.24(e) of the Disclosure Schedule, neither AMK nor the Shareholders have any agreement, understanding, contract or commitment (written or oral) with any affiliate or any other officer, employee, agent, or consultant that is not cancelable by AMK or the Shareholders on notice of not longer than 30 days without liability, penalty or premium of any nature or kind whatsoever.

               (F) POWERS OF ATTORNEY. Neither AMK nor the Shareholders have given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

               (G) COLLECTIVE BARGAINING AGREEMENTS. Neither AMK nor the Shareholders are a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

               (H) LOAN AGREEMENTS. Except as set forth in Section 3.24(h) of the Disclosure Schedule, neither AMK nor the Shareholders are obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

               (I) GUARANTEES. Except as disclosed on Section 3.24(i) of the Disclosure Schedule, neither AMK nor the Shareholders have guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

               (J) CONTRACTS SUBJECT TO RENEGOTIATION. Neither AMK nor the Shareholders are a party to any contract with any governmental body which is subject to renegotiation.

               (K) BURDENSOME OR RESTRICTIVE AGREEMENTS. Except as shown on
          Section 3.24(k) of the Disclosure Schedule, neither AMK nor the Shareholders are a party to nor are any of them bound by any agreement, deed, lease or other instrument which is so burdensome as to materially affect or impair the operation of the Business. Without limiting the generality of the foregoing, neither AMK nor the Shareholders are a party to nor are any of them bound by any agreement requiring AMK or the Shareholders to assign any interest in any trade secret or proprietary information, or prohibiting or restricting AMK or the Shareholders from competing in any business or geographical area or soliciting customers or otherwise restricting the Business from carrying on its business anywhere in the world.

               (L) SALES REPRESENTATIVE AGREEMENTS. Section 3.24(1) of the Disclosure Schedule contains a list of all sales representative agreements of AMK.

               (M) OTHER MATERIAL CONTRACTS. Neither AMK nor any of the Shareholders lease or have any contract or commitment of any nature involving consideration or other expenditure in excess of $50,000, or involving performance over a period of more than three months, or which is otherwise individually material to the operations of AMK or the Shareholders , except as explicitly described in Section 3.24(m) of the Disclosure Schedule or in any other Section of the Disclosure Schedule.

               (N) NO DEFAULT. Neither AMK nor any of the Shareholders is in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of AMK's or the Shareholders' obligations or result in the creation of any lien on any of the assets owned, used or occupied by AMK or the Shareholders. Based on AMK's or the Shareholders' best knowledge or what AMK or the Shareholders reasonably should know, no third party is in default under any lease, contract or commitment to which AMK or the Shareholders is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

          4.1 CORPORATE POWER; AUTHORIZATION. Purchaser has all requisite legal and corporate power and authority to enter into this Agreement and to carry out and perform all of its obligations under the terms of this Agreement. All corporate action on the part of Purchaser and all action on the part of its officers and directors necessary for the authorization, execution and delivery of this Agreement by Purchaser and for the performance of Purchaser's obligations hereunder has been taken, and this Agreement and the Exhibits, when duly executed and delivered, shall constitute the legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

          4.2 NO BREACH, ETC. The execution and delivery of this Agreement by Purchaser and all documents to be executed by Purchaser in connection with the transactions contemplated hereby do not, and the performance and consummation by Purchaser of the transactions contemplated by this Agreement and the Exhibits will not, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of Purchaser's Certificate of Incorporation or Bylaws or similar charter documents, each as amended, or any statute, rule, regulation, judicial or governmental decree, order or judgment, or any agreement, lease or other instrument, to which Purchaser is a party.

     5. OTHER MATTERS.

          5.1 COVENANT NOT TO COMPETE. Each of AMK and the Shareholders agree that for a period of five (5) years from the Closing they shall not compete with or in the Business existing as of the Closing in national, regional or local markets served or intended to be served by Purchaser anywhere in the world, all as more particularly set forth in EXHIBIT D-1 attached hereto. Each of AMK and the Shareholders represents and warrants that it will undertake to promptly wind-up, liquidate and commence dissolution following the Closing Date and any required notice period.

          5.2 USE OF SELLER'S NAME. Following the Closing, neither AMK, the Shareholders, nor any affiliate shall, without the prior written consent of Purchaser, make any use of the name "AMK Welding," or any of AMK's or the Shareholders' other trademarks or trade names, or any other trade name or trademark confusingly similar thereto, except as may be necessary for AMK or the Shareholders to pay their liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude their business.

          5.3 SALES TAX MATTERS. As soon as reasonably practicable subsequent to the Closing, and provided Purchaser has paid any sales taxes due as a result of the consummation of the transactions contemplated by this Agreement, AMK and the Shareholders shall obtain a sales tax clearance certificate.

          5.4 FINDERS FEES; PAYMENTS. Each party agrees to pay its own broker or finders' fees in connection with any of the transactions contemplated by this Agreement. The Shareholder and Purchaser further agree to indemnify and hold harmless one another against any loss, liability, damage, cost claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

          5.5 CONSENTS. Each of AMK and the Shareholders will use its best efforts to obtain all consents necessary for the consummation of the transactions contemplated hereby, including, without limitation, the consent of each lessor of real or personal property leased by AMK or the Shareholders under leases being assumed by Purchaser herein to assignment of the lessee's interest under the lease of such property to Purchaser. All such consents shall be in writing and executed counterparts thereof shall be delivered to Purchaser promptly after AMK's or the Shareholders' receipt thereof.

     6. INDEMNIFICATION

          6.1 INDEMNIFICATION OF PURCHASER. Notwithstanding any investigation of the business, financial condition, prospects or assets of AMK and the Shareholders made by or on behalf of Purchaser prior to the Closing, AMK and the Shareholders shall, jointly and severally, indemnify and hold harmless Purchaser and its respective officers, directors, employees, control persons, advisors and agents from and against all damages, losses, expenses and liabilities (including reasonable attorneys' fees) relating to or arising out of or in connection with any material breach of warranty or covenant or any materially inaccurate, incomplete or erroneous representation of AMK or the Shareholders contained in this Agreement or in any schedule, exhibit, agreement, certificate, list or other instrument delivered pursuant hereto. "Material" or "materially" as used herein shall mean with respect to any breach of warranty or covenant or any inaccurate, incomplete or erroneous representation that such breach or representation (a) has or could have a material effect on the business, operations, prospects or finances of the Business or (b) results in damage, loss, expense or liability which is in an amount equal to or greater than Twenty-Five Thousand Dollars ($25,000).

          6.2 INDEMNIFICATION PROCEDURES.

               (A) NOTICE. In the event Purchaser or its respective officers, directors, employees, control persons, advisors and agents (the "Indemnified Party") seeks indemnification under this Agreement, the Indemnified Party shall give the party from whom indemnification is requested (the "Indemnifying Party") written notice as promptly as practicable after the Indemnified Party has received notice or knowledge of the matter that has given or could give rise to a right of indemnification under this Agreement. Such notice shall state the amount of losses, if any, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed.

               (B) THIRD PARTY CLAIMS. With respect to any losses arising from any third party claim (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice as promptly as practicable after receiving notice of any Third Party Claim. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from any Third Party Claim (subject to the limitations set forth in this Section 6), then the Indemnifying Party shall be entitled, at its option to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice upon giving written notice of its intention to do so to the Indemnified Party. In such case, the Indemnified Party shall be permitted, at its option, to participate in the defense of any such Third Party Claim with counsel of its own choosing and at its own expense. If the Indemnifying Party does not elect to assume and control the defense of such Third Party Claim, then the Indemnified Party may, at its option, elect to assume and control such defense at the reasonable expense of the Indemnifying Party (subject to the consent of the Indemnifying Party, not to be unreasonably withheld or delayed) and through counsel of the Indemnified Party's choice. If the Indemnifying Party exercises its right to undertake the defense of any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party and make available to the Indemnifying Party all pertinent records, materials and information in its possession or under its control as is reasonably requested by the Indemnifying Party. Similarly, if the Indemnified Party rightfully undertakes the defense of any Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and make available to it all such records, materials and information in the Indemnifying Party's possession or under its control relating thereto as is reasonably requested by the Indemnified Party. No Third Party Claim may be settled by the Indemnifying Party or the Indemnified Party without the written consent, not to be unreasonably withheld or delayed, of the other party; provided, however, that if such settlement involves the payment of money only and the Indemnified Party is fully indemnified with respect to such payment and the Indemnified Party refuses to consent thereto, the Indemnifying Party shall cease to be obligated with respect to such Third Party Claim. In no event will either party conduct the defense of any Third Party Claim in a manner that will unreasonably detract from or otherwise interfere with or disrupt the other party's business or customers.

               (C) CALCULATION OF LOSSES. The parties shall make appropriate adjustments for the proceeds of any insurance coverage or any other form of cost recovery in determining the amount of losses or claims for purposes of this Section 6, provided that the indemnifiable losses shall then be increased by any additional expense or liability associated with the obtaining of benefits under such coverage, to the extent of and as a result of such losses or claims.

          6.3 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any person of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such person may be entitled to exercise, whether under this Agreement, under any other contract, under any statute, rule or other legal requirement, at common law, in equity or otherwise.

     7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by AMK, the Shareholders and Purchaser under this Agreement in connection with the transactions contemplated hereby or in any schedule, exhibit, agreement, certificate, list or other instrument delivered pursuant hereto shall survive the Closing and any investigation made at any time with respect thereto.

     8. CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of Purchaser to purchase the Assets hereunder and consummate the transactions contemplated hereby are conditioned on the satisfaction, unless waived, of the following conditions at the Closing:

          8.1 REPRESENTATIONS AND WARRANTIES TRUE; COMPLIANCE WITH AGREEMENT. The representations and warranties made by AMK and the Shareholders in Section 3 shall be true and correct in all material respects as of the Closing Date. Each of AMK and the Shareholders shall have in all material respects performed and complied with all of its agreements and obligations hereunder which are to be performed or complied with prior to or on the Closing Date, including delivery of documents specified in Sections 8.6, 8.7, 8.8, 8.10, 8.11 and 8.12.

          8.2 SELLER BOARD AND SHAREHOLDER APPROVAL. AMK shall have obtained the approval of its Board of Directors and the holders of outstanding shares of the voting securities of AMK to the transactions contemplated by this Agreement as required by applicable law, AMK's Articles of Incorporation, Bylaws or any other applicable instrument.

          8.3 TRANSFER OF TITLE. Purchaser shall have determined in its sole discretion that the assets being transferred to Purchaser hereunder are free and clear of any liens, claims, encumbrances, charges and the like and the Shareholders shall have made the deliveries required by Section 1.7.

          8.4 CONSENTS AND ASSIGNMENT OF LEASEHOLD INTERESTS. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer. Purchaser shall have obtained, and be satisfied in its sole discretion with, the assignment and extension of those leasehold interests included in the Assets.

          8.5 COMPLETION OF DILIGENCE. Notwithstanding any representations and warranties of AMK or the Shareholders herein, Purchaser shall be satisfied in its sole discretion and in all respects with the results of its due diligence regarding AMK and the Shareholders, the Assets and the Business, which due diligence shall be customary for transactions of the type contemplated by this Agreement.

          8.6 GENERAL RELEASES. Robert Sanborn shall have delivered a general release to Purchaser in the form attached hereto as EXHIBIT E releasing AMK, the Shareholders and the directors, officers, agents and employees of AMK from all claims emanating from occurrences prior to the Closing, except (i) as may be described in written contracts disclosed in the Disclosure Schedule and expressly described and excepted from such releases, and (ii) in the case of persons who are employees of the AMK or the Shareholders, compensation for current periods expressly described and excepted from such releases.

          8.7 NON-COMPETITION AGREEMENTS. Each of the Shareholders shall have entered into the Non-Competition Agreement in the form attached hereto as EXHIBIT D-1, and Robert

Sanborn shall have entered into the Non-Competition Agreement in the form attached hereto as EXHIBIT D-2.

          8.8 CONSULTING AGREEMENTS. Each of the Shareholders shall have entered into the Consulting Agreement in the substantially the forms attached hereto as EXHIBITS F1-2.

          8.9 NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement to the Closing, there shall not have been any material adverse change in the condition (financial or other) of the Assets or the condition, operations, liabilities or assets of the Business.

          8.10 PROPRIETARY INFORMATION AGREEMENTS. All employees shall have executed the standard proprietary information agreement in the form attached hereto as EXHIBITS G1-2.

          8.11 FINANCIAL STATEMENTS. AMK shall have delivered to Purchaser unaudited interim financial statements for the period ended October 31, 1997.

          8.12 LEGAL OPINION. Purchaser shall have received an opinion of Rogin, Nassau, Caplan, Lassman & Hirtle LLC, counsel to AMK and the Shareholders, dated the Closing Date, substantially in the form attached hereto as EXHIBIT H.

     9. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING. The obligations of AMK and the Shareholders to transfer the Assets hereunder and consummate the transactions contemplated hereby are conditioned on the satisfaction, unless waived, of the following conditions at the Closing:

          9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in Section 4 shall be true and correct in all material respects as of the Closing Date.

          9.2 SELLER BOARD AND SHAREHOLDER APPROVAL. AMK shall have obtained the approval of its Board of Directors and the holders of outstanding shares of the voting securities of AMK's to the transactions contemplated by this Agreement as required by applicable law, AMK's Articles of Incorporation, Bylaws or any other applicable instrument.

          9.3 DELIVERY OF CONSIDERATION. AMK and the Shareholders shall have received at the Closing the consideration as specified in Section 1.4 hereof.

     10. CONFIDENTIALITY PROVISIONS.

          10.1 OBLIGATION. AMK and the Shareholders agrees that upon the Closing Date all of the Assets shall be the sole and exclusive property of Purchaser and any Confidential Information (as defined below) relating to such Assets shall comprise a special, valuable and unique asset of Purchaser's business, and that the confidentiality and restricted use of such Confidential Information is an integral part of its ascribed value. AMK and the Shareholders shall use all reasonable efforts, not less than those used to maintain the confidentiality of their own confidential information, not to disclose or use such information after the date of this Agreement. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean (a) any information, know-how, data, process, technique, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, business plan, servicing, financial or personnel matter relating to the Assets, the Business, Purchaser, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form; and (b) any information disclosed to AMK and the Shareholders by any third party which AMK and the Shareholders are obligated to treat as confidential or proprietary, including all whole or partial copies and versions thereof occurring in any form which satisfies the terms and conditions of this Section 10.1.

          10.2 EXCLUSIONS. Confidential Information shall not include and AMK and the Shareholders shall not be obligated to hold in confidence any information which is or becomes public knowledge without breach of this Agreement, or which is or becomes publicly available without a confidentiality restriction and without breach of this Agreement from a source other than Purchaser.

          10.3 REMEDIES. AMK and the Shareholders acknowledge that disclosure or use of any Confidential Information prior to or after the Closing Date in a manner inconsistent with this Section 11 or any other provision of this Agreement will cause Purchaser irreparable injury which may not be adequately compensated by damages. Accordingly, in addition to all other remedies that Purchaser may have hereunder Purchaser shall have the right to equitable and injunctive relief to prevent the unauthorized use or disclosure of any such Confidential Information and the right to such damages (including without limitation, court costs and reasonable attorneys' fees) as are occasioned by such unauthorized use or disclosure.

     11. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, including the Exhibits and schedules referred to herein, which are incorporated herein and made a part hereof, contains the final complete and exclusive understanding of the parties hereto with respect to the subject matter contained herein and may be amended or terminated only by a written instrument executed by AMK, or the Shareholders and Purchaser or their respective successors or assigns. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein, and any of same prior to the Closing, together with the Letter of Intent dated October 29, 1997 by and between Purchaser, AMK, or the Shareholders are hereby merged into this Agreement. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, however, that neither this Agreement nor any rights or obligations accruing hereunder may be assigned or is assignable by AMK or the Shareholders, or may be delegated or is delegable, and any attempted assignment or delegation shall be null and void.

     14. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict-of-laws rules. Any action or proceeding seeking to enforce any provision of, or based on any right arising our of this agreement may be brought against any of the parties in the federal or state courts in the State of Connecticut, County of and each of the parties consents to the
                                                                ----------
jurisdiction of such courts in any such action or proceeding and waives any objection to venue therein.

     15. CLOSING COSTS. Each party shall bear its respective expenses incurred with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants.

     16. EQUITABLE RELIEF. AMK and the Shareholders each further acknowledge that any breach of warranty or covenant or any other provision of this Agreement will cause Purchaser irreparable injury which may not be adequately compensated by damages. Accordingly, in addition to all other remedies that Purchaser may have hereunder Purchaser shall have the right to equitable and injunctive relief, including the right to request specific performance of AMK or the Shareholders' obligations hereunder.

     17. "KNOWLEDGE" DEFINITION. As used herein, the expressions "knowledge," "best of knowledge," "aware" or similar expressions include only the actual knowledge of an individual or, in the case of AMK or Purchaser, the named individuals listed below and the knowledge any of them should reasonably have by virtue of his or her position, authority, responsibilities and activities, including all such information as is in the files under the control or sued by such individual. When such terms are used in connection with the knowledge of AMK, such knowledge shall include the knowledge of Robert Sanborn, Alva Rossi and Margaret Rossi. When such terms are used in connection with the knowledge of Purchaser, such knowledge shall include the knowledge of Paul Lange, Richard Santa and Michael Beam.

     18. FURTHER ASSURANCES. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

     19. NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, be facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as follows:

      If to the Purchaser:    Dynamic Materials Corporation
                              551 Aspen Ridge Drive
                              Lafayette, Colorado 80026
                              Attn.: Richard Santa, Chief Financial Officer
                              Fax: 303/604-1897

      With a copy to:         Davis, Graham & Stubbs LLP
                              Suite 4700
                              370 Seventeenth Street
                              Denver, Colorado 80202
                              Attn.:  David Bartlett
                              Fax:  303/892-7400


      If to AMK:              AMK Welding, Inc.
                              283 Sullivan Avenue
                              South Windsor, CT 06074
                              Attn.:
                              Fax:

      With a copy to:         Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
                              CityPlace 1, 22nd Floor
                              185 Asylum Street
                              Hartford, Connecticut 06103-3460
                              Attn.:Edwin Lassman
                              Fax: 860/278-2179

      If to  Shareholders:    Alva and Margaret Rossi
                              c/o Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
                              CityPlace 1, 22nd Floor
                              185 Asylum Street
                              Hartford, Connecticut 06103-3460
                              Attn.:Edwin Lassman
                              Fax: 860/278-2179

     Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this Section.

     20. SEVERABILITY AND WAIVER. In the event that any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     21. PUBLIC ANNOUNCEMENTS. Purchaser and AMK shall consult upon the substance of any and all press releases, publicity statements and other communications to the public or to vendors and customers of AMK with respect to this Agreement and the transactions contemplated hereby. However, neither AMK nor the Shareholders shall at any time make any such communication without the consent of the Purchaser.

     IN WITNESS WHEREOF, the parties hereto have fully executed this Agreement as of the date first written above.

                                       Dynamic Materials Corporation


                                       By:  /s/ Richard A. Santa
                                          -------------------------------------
                                       Title:  Chief Financial Officer
                                             ----------------------------------

                                       AMK Welding, Inc.


                                       By:  /s/ Alva Rossi
                                          -------------------------------------
                                       Title:  President
                                             ----------------------------------

                                       /s/ Alva Rossi
                                       ----------------------------------------
                                       Alva Rossi

                                       /s/ Margaret Rossi
                                       ----------------------------------------
                                       Margaret Rossi

                                   EXHIBIT A
                                    ASSETS

     All personal property, tangible and intangible, including all related rights and intellectual property comprising or associated with the Business as described in AMK's Balance Sheet for the Business dated October 31, 1997 (the "BALANCE SHEET") and all real property (including all rights appurtenant thereto and all buildings, structures, improvements and the like) comprising or associated with the Business, as adjusted for actions conducted in the ordinary course of business from the date of the Balance Sheet to the Closing, including without limitation the following:

     A. All processing equipment, maintenance shop equipment, laboratory equipment, other equipment and components and spare parts for same.

     B. All leasehold improvements, trade fixtures, and other improvements and fixtures.

     C. All real property (including all rights appurtenant thereto and all buildings, structures, improvements and the like) comprising or associated with the Business.

     D. All office furniture, equipment, supplies, furnishings and the like.

     E. All leasehold interests and rights and related documentation.

     F. All contracts, agreements, instruments and similar documents and all related rights.

     G. All of the intellectual property or other proprietary rights principally relating to the Business and all contract rights relating to such intellectual property or proprietary rights (the "INTELLECTUAL PROPERTY RIGHTS"), more specifically described as follows:

          (1) all rights, title and interests in all trade secrets arising under the common law, state law, federal law and laws of foreign countries;

          (2) all copyright rights and all other literary property and author rights whether or not copyrightable; and all rights, title and interests in all works, copyrights and copyrighted interests;

          (3) all rights, title and interests in any trademarks, service marks, trade names, or applications therefor, or any other marketing names used by AMK or the Shareholders in connection with the Business, and the goodwill appurtenant thereto, including the trademarks, service marks, trade names and other marketing names listed in Section 3.9 of the Disclosure Schedule;

          (4) all rights, title and interests in all patents and patent applications;

          (5) all rights, title and interests in all know-how whether or not protectable by patent, copyright or trade secret laws;

          (6) all rights, title and interests in all causes of action arising under the patent trademark, copyright, trade secret or other laws of any jurisdiction, which causes have not been asserted as of the Closing; and

          (7) all rights under any license, distribution development, OEM, or other agreement for intellectual property as licensee or the like.

     H. All rights, contracts of any nature, inventories, other instruments, equipment, fixtures.

     I. All inventories of supplies and finished products principally relating to the Business, including finished goods, work-in-process and raw materials.

     J. All of AMK's and the Shareholders' right to market, license and sell all products marketed, licensed or sold by AMK or the Shareholders in the Business, including all marketing materials, advertising materials, marketing plans and market research for the Business.

     K. All of AMK's and the Shareholders' claims against any parties relating to the Assets, including without imitation, unliquidated rights under manufacturers, and vendors, warranties or guarantees.

     L. All rights under any license, distribution, development, OEM, or other agreement for intellectual property as licensor or the like or pursuant to which AMK or the Shareholders receive royalties or other payments.

     M. All scientific notebooks, writings, pictures, drawings, magnetic tapes, computer programs, equipment, prototypes, tools, models and protocols owned or licensed by AMK or the Shareholders relating to the Business.

     N. Copies of all of AMK's and the Shareholders' books and records principally relating to the Business, including without limitation all customer and supplier lists (in both hard copy and on electronic media, including all software associated with customer lists), sketches, drawings, specifications, work standards, manufacturing and process information and documentation, bills of material, theories of operation, repair manuals, service manuals, business planning and financial data and manuals and other materials of AMK or the Shareholders used in employee and management training.

     O. All personal computers, printers, other PC accessories, cables and purchased software relating to the Business.

     P. All other properties, rights and assets owned by AMK or the Shareholders principally relating to the Business, whether tangible or intangible, absolute, contingent or otherwise, in addition to those listed in (A) through (O) above, but not including any fixtures.

     Q. All of AMK's insurance policies described in Section 3.14 of the Disclosure Schedule.

     When used herein, the phrase "principally relating to the Business" means assets or properties which are devoted primarily to the Assets or Business and only incidentally to other products or activities of AMK or the Shareholders.

                                BILL  OF  SALE


            AMK Welding, Inc., a Connecticut corporation (hereinafter called "ASSIGNOR"), for good and valuable consideration, receipt of which is hereby acknowledged, by these presents does sell, assign, transfer, and convey unto Dynamic Materials Corporation, a Delaware corporation (hereinafter called "ASSIGNEE"), its successors and assigns, to have and hold forever, all right, title and interest in and to all of the Assets, excluding Retained Assets (both as defined in the Asset Purchase Agreement of even date herewith (the "AGREEMENT")), and all rights (whether at common law or otherwise), claims, and causes of action of Assignor arising out of transactions occurring on or prior to the date hereof in connection with the Assets irrespective of the time or date on which any such right, claim or cause of action may arise or accrue.

            Assignor, subject to the terms of the Agreement, does hereby warrant, covenant, and agree that it:

                  (a) has good and marketable title to the Assets hereby sold, assigned, transferred, conveyed and delivered;

                  (b) will warrant and defend the sale of said Assets, against all and every person or persons whomsoever claiming to or making claim against any or all of the same; and

                  (c) will take all steps necessary to put Assignee, its successors or assigns, in actual possession and operating control of said Assets.

            IN WITNESS WHEREOF, Assignor affixed its signature hereto this day of January, 1998.

                                          AMK Welding, Inc.


                                          By: /s/Alva Rossi
                                          Title: Pres.


ACCEPTED:

Dynamic Materials Corporation


By: /s/R A Santa
Title:  CFO

                         DYNAMIC MATERIALS CORPORATION

                           NON-COMPETITION AGREEMENT
                              IN CONNECTION WITH
                               SALE OF BUSINESS

      This Non-Competition Agreement (the "Non-Competition Agreement") is made as of the 5th day of January, 1998, by and between Dynamic Materials Corporation, a Delaware corporation ("DMC") and Alva Rossi ("A. Rossi"). This is the Non-Competition Agreement contemplated by that certain Asset Purchase Agreement (the "Agreement"), dated as of the date hereof by and between the parties.

      WHEREAS, DMC, AMK Welding, Inc. ("AMK") and Alva and Margaret Rossi have entered into an Asset Purchase Agreement, dated as of January 5, 1998 providing for the acquisition by DMC of certain tangible and intangible assets related to AMK's welding business (the "Acquisition" );

      WHEREAS, in order to protect the value of the assets and goodwill being acquired by DMC in the Acquisition, DMC requires that A. Rossi agree to certain restrictions on A. Rossi's ability to compete with DMC in the future;

      WHEREAS, DMC and A. Rossi desire that the Acquisition and the transactions contemplated by the Agreement be consummated; and

      WHEREAS, pursuant to the terms and conditions of Section 6.1 of the Agreement, A. Rossi shall execute and deliver this Non-Competition Agreement to DMC prior to the Closing.

      NOW, THEREFORE, as inducement to DMC to proceed with the Closing and in consideration of such Closing, and in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

      1. NON-COMPETITION. A. Rossi agrees that he shall not, directly or indirectly, for the Term of this Agreement, whether as an owner, consultant, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor or in any capacity whatsoever (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with DMC in the welding business, or (b) engage in any other manner, in any business which is competitive with DMC in the welding business; provided, however, that acquisition or ownership of less than 2 % of the outstanding shares of any corporation engaged in the welding business whose stock is publicly traded shall not constitute a violation of this Non-Competition Agreement. Nothing herein shall prevent Consultant from being retained as an employee or consultant to serve as a teacher or an instructor for an educational institution.

      2. TERM. This Agreement shall remain in effect for a period of sixty (60) months from the date hereof.

      3. JUDICIAL LIMITATION. In the event that any provision of this Non-Competition Agreement is more restrictive than permitted by the law of the jurisdiction in which DMC seeks enforcement thereof, the provisions of this Non-Competition Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Non-Competition Agreement shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Non-Competition Agreement is not specifically enforceable the parties intend that DMC shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

      4. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of DMC to be protected under this Agreement,
A. Rossi understands and agrees that DMC could not be reasonably or adequately compensated in damages in an action at law for A. Rossi's breach of his obligations hereunder. Accordingly, A. Rossi specifically agrees that DMC shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of DMC to claim and recover damages in addition to injunctive relief.

      5. WAIVER. The failure of DMC to enforce at any time any of the provisions of this Non-Competition Agreement or to require at any time performance by A. Rossi of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Noncompetition Agreement, or any part hereof, or the right of DMC thereafter to enforce each and every provision in accordance with the terms of this Non-Competition Agreement.

      6. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      7. ASSIGNABILITY. This Non-Competition Agreement shall be freely assignable by DMC and shall inure to the benefit of its successors and assigns.

      8. GOVERNING LAW. This Non-Competition Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts-of-laws rules.

      9. AMENDMENTS. This Non-Competition Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

      10. COUNTERPARTS. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Non-Competition Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

      11. NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noted herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

      12. INTERPRETATION. Each party has had the opportunity and has reviewed and revised this Non-Competition Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Non-Competition Agreement. The section headings contained in this Non-Competition Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Non-Competition Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        /s/Alva Rossi
                                       ---------------------------------------
                                       Alva Rossi
                                       Address:
                                                ------------------------------
                                       ---------------------------------------


                                       DYNAMIC MATERIALS CORPORATION
                                       551 Aspen Ridge Drive
                                       Lafayette, CO  80026

                                       By: /s/R A Santa
                                          ------------------------------------
                                       Name: Richard A. Santa
                                            ----------------------------------
                                       Title: CFO
                                             ---------------------------------

                         DYNAMIC MATERIALS CORPORATION

                           NON-COMPETITION AGREEMENT
                              IN CONNECTION WITH
                               SALE OF BUSINESS

      This Non-Competition Agreement (the "Non-Competition Agreement") is made as of the 5th day of January, 1998, by and between Dynamic Materials Corporation, a Delaware corporation ("DMC") and Margaret Rossi ("M. Rossi"). This is the Non-Competition Agreement contemplated by that certain Asset Purchase Agreement (the "Agreement"), dated as of the date hereof by and between the parties.

      WHEREAS, DMC, AMK Welding, Inc. ("AMK") and Alva and Margaret Rossi have entered into an Asset Purchase Agreement, dated as of January 5, 1998 providing for the acquisition by DMC of certain tangible and intangible assets related to AMK's welding business (the "Acquisition" );

      WHEREAS, in order to protect the value of the assets and goodwill being acquired by DMC in the Acquisition, DMC requires that M. Rossi agree to certain restrictions on M. Rossi's ability to compete with DMC in the future;

      WHEREAS, DMC and M. Rossi desire that the Acquisition and the transactions contemplated by the Agreement be consummated; and

      WHEREAS, pursuant to the terms and conditions of Section 6.1 of the Agreement, M. Rossi shall execute and deliver this Non-Competition Agreement to DMC prior to the Closing.

      NOW, THEREFORE, as inducement to DMC to proceed with the Closing and in consideration of such Closing, and in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

      1. NON-COMPETITION. M. Rossi agrees that she shall not, directly or indirectly, for the Term of this Agreement, whether as an owner, consultant, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor or in any capacity whatsoever (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with DMC in the welding business, or (b) engage in any other manner, in any business which is competitive with DMC in the welding business; provided, however, that acquisition or ownership of less than 2 % of the outstanding shares of any corporation engaged in the welding business whose stock is publicly traded shall not constitute a violation of this Non-Competition Agreement.

      2. TERM. This Agreement shall remain in effect for a period of sixty (60) months from the date hereof.

      3. JUDICIAL LIMITATION. In the event that any provision of this Non-Competition Agreement is more restrictive than permitted by the law of the jurisdiction in which DMC seeks enforcement thereof, the provisions of this Non-Competition Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Non-Competition Agreement shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Non-Competition Agreement is not specifically enforceable the parties intend that DMC shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

      4. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of DMC to be protected under this Agreement,
M. Rossi understands and agrees that DMC could not be reasonably or adequately compensated in damages in an action at law for M. Rossi's breach of her obligations hereunder. Accordingly, M. Rossi specifically agrees that DMC shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of DMC to claim and recover damages in addition to injunctive relief.

      5. WAIVER. The failure of DMC to enforce at any time any of the provisions of this Non-Competition Agreement or to require at any time performance by M. Rossi of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Noncompetition Agreement, or any part hereof, or the right of DMC thereafter to enforce each and every provision in accordance with the terms of this Non-Competition Agreement.

      6. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      7. ASSIGNABILITY. This Non-Competition Agreement shall be freely assignable by DMC and shall inure to the benefit of its successors and assigns.

      8. GOVERNING LAW. This Non-Competition Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts-of-laws rules.

      9. AMENDMENTS. This Non-Competition Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

      10. COUNTERPARTS. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Non-Competition Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

      11. NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noted herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

      12. INTERPRETATION. Each party has had the opportunity and has reviewed and revised this Non-Competition Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Non-Competition Agreement. The section headings contained in this Non-Competition Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Non-Competition Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        /s/Margaret Rossi
                                       ---------------------------------------
                                       Margaret Rossi
                                       Address:
                                               -------------------------------
                                       ---------------------------------------


                                       DYNAMIC MATERIALS CORPORATION
                                       551 Aspen Ridge Drive
                                       Lafayette, CO  80026

                                       By: /s/R A Santa
                                          ------------------------------------
                                       Name: Richard A. Santa
                                            ----------------------------------
                                       Title: CFO
                                             ---------------------------------

                         DYNAMIC MATERIALS CORPORATION

                           NON-COMPETITION AGREEMENT
                              IN CONNECTION WITH
                               SALE OF BUSINESS

      This Non-Competition Agreement (the "Non-Competition Agreement") is made as of the 5th day of January, 1998, by and between Dynamic Materials Corporation, a Delaware corporation ("DMC") and Robert Sanborn ("Sanborn"). This is the Non-Competition Agreement contemplated by that certain Asset Purchase Agreement (the "Agreement"), dated as of the date hereof by and between the parties.

      WHEREAS, DMC, AMK Welding, Inc. ("AMK") and Alva and Margaret Rossi have entered into an Asset Purchase Agreement, dated as of January 5, 1998 providing for the acquisition by DMC of certain tangible and intangible assets related to AMK's welding business (the "Acquisition" );

      WHEREAS, in order to protect the value of the assets and goodwill being acquired by DMC in the Acquisition, DMC requires that Sanborn agree to certain restrictions on Sanborn's ability to compete with DMC in the future;

      WHEREAS, DMC and Sanborn desire that the Acquisition and the transactions contemplated by the Agreement be consummated; and

      WHEREAS, pursuant to the terms and conditions of Section 6.1 of the Agreement, Sanborn shall execute and deliver this Non-Competition Agreement to DMC prior to the Closing.

      NOW, THEREFORE, as inducement to DMC to proceed with the Closing and in consideration of such Closing, and in consideration of the mutual covenants and agreements contained herein and in the Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

      1. NON-COMPETITION. Sanborn agrees that it shall not, directly or indirectly, for the Term of this Agreement, whether as an owner, consultant, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor or in any capacity whatsoever (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with DMC in the welding business, or (b) engage in any other manner, in any business which is competitive with DMC in the welding business; provided, however, that acquisition or ownership of less than 2 % of the outstanding shares of any corporation engaged in the welding business whose stock is publicly traded shall not constitute a violation of this Non-Competition Agreement.

      2. CONSIDERATION. In consideration of the covenants and agreements by Sanborn contained herein, DMC agrees to pay to Sanborn for the Term of this Agreement an amount equal to Eight Hundred Thirty-Four Dollars ($834.00) per month, payable in such installments as is the policy of DMC with respect to the payment of salaries to employees of DMC at substantially the same employment level as Sanborn.

      3. TERM. This Agreement shall remain in effect for a period of sixty (60) months from the date hereof (the "Initial Term"). In the event Sanborn is no longer employed by DMC on the last day of the Initial Term, DMC shall be entitled at its sole and exclusive option (the "Option") to extend the term of this Agreement (the "Term") for an additional thirty-six (36) month period by providing written notice to Sanborn of its exercise of the Option pursuant to this section within thirty (30) days after the end of the Initial Term. In the event Sanborn continues to be employed by DMC after the expiration of the Initial Term, the Term of this Agreement shall automatically be extended for so long as Sanborn continues to be employed by DMC.

      4. JUDICIAL LIMITATION. In the event that any provision of this Non-Competition Agreement is more restrictive than permitted by the law of the jurisdiction in which DMC seeks enforcement thereof, the provisions of this Non-Competition Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Non-Competition Agreement shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Non-Competition Agreement is not specifically enforceable the parties intend that DMC shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

      5. AT-WILL EMPLOYMENT. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on Sanborn's part to continue in the employ of DMC or of DMC to continue Sanborn's employment with DMC. Sanborn agrees that he is an at-will employee and that his employment may be terminated at any time, with or without cause and with or without notice.

      6. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of DMC to be protected under this Agreement, Sanborn understands and agrees that DMC could not be reasonably or adequately compensated in damages in an action at law for Sanborn's breach of its obligations hereunder. Accordingly, Sanborn specifically agrees that DMC shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of DMC to claim and recover damages in addition to injunctive relief.

      7. WAIVER. The failure of DMC to enforce at any time any of the provisions of this Non-Competition Agreement or to require at any time performance by Sanborn of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Noncompetition Agreement, or any part hereof, or the right of DMC thereafter to enforce each and every provision in accordance with the terms of this Non-Competition Agreement.

      8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      9. ASSIGNABILITY. This Non-Competition Agreement shall be freely assignable by DMC and shall inure to the benefit of its successors and assigns.

      10. GOVERNING LAW. This Non-Competition Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts-of-laws rules.

      11. AMENDMENTS. This Non-Competition Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

      12. COUNTERPARTS. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Non-Competition Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

      13. NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noted herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

      14. INTERPRETATION. Each party has had the opportunity and has reviewed and revised this Non-Competition Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Non-Competition Agreement. The section headings contained in this Non-Competition Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Non-Competition Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        /s/Robert Sanborn
                                       ----------------------------------------
                                       Robert Sanborn
                                       Address: P.O. Box 479 South Winsor
                                               --------------------------------
                                        CT  06074
                                       ----------------------------------------

                                       DYNAMIC MATERIALS CORPORATION
                                       551 Aspen Ridge Drive
                                       Lafayette, CO  80026



                                       By: /s/R A Santa
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title: CFO
                                             ----------------------------------